SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2004

CHAMPION ENTERPRISES, INC.

(Exact name of Registrant as Specified in Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 248/340-9090

N/A

(Former name or former address, if changed since last report.)

Introductory Note.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Press Release, dated February 18, 2004

Introductory Note.

     On February 18, 2004, the registrant furnished a current report on Form 8-K (Item 12) attaching its press release which reported the registrant’s unaudited financial results for its fourth quarter and fiscal year ended January 3, 2004. The registrant hereby amends the Form 8-K by supplementing the information provided in the press release under the caption “Operations” and in footnote 6 to the financial statements by (i) using the more descriptive term “segment income” in place of the acronym “EBIT,” (ii) showing the relationship between segment income and net loss, and (iii) expanding the second table in footnote 6 to the financial statements to provide a more detailed reconciliation of segment income to net loss. The registrant has made no changes to the financial results disclosed in the press release or the financial statements attached to it.

     For ease of reference the entire press release, as supplemented, has been attached to this Form 8-K/A as Exhibit 99.1; however, the only changes in the press release appear in the first two paragraphs under the caption “Operations” and in footnote 6 to the financial statements, which changes have been highlighted for the convenience of the reader.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number	Description
99.1	Press Release dated February 18, 2004, as supplemented

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ John J. Collins
John J. Collins, Jr., Senior Vice President,
General Counsel and Secretary

Date: July 2, 2004

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release dated February 18, 2004, as supplemented